UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
       Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                    of 1934

                                  April 18, 2003
                                  Date of Report
                         (Date of Earliest Event Reported)

              ORIENTAL AUTOMOTIVE PARTS DEVELOPMENT (CHINA) CO., LTD.
             ----------------------------------------------------------
               (Exact Name of Registrant as Specified in its Charter)

                                      DELAWARE
                      --------------------------------------------
                      (State or Other Jurisdiction of Incorporation)

                        000-50024                      55-0793382
           -----------------------------   ---------------------------------
            Commission File Number)        (IRS Employer Identification No.)

                20 Chapin Road, Unit 1004, Pine Brook, New Jersey 07058
               ----------------------------------------------------------
              (Address of Principal Executive Offices, including ZIP Code)

                                   (973) 882-8857
                    --------------------------------------------------
                    Registrant's Telephone Number, including Area Code

                                Brook Industries Corp.
               -------------------------------------------------------------
               (Former Name or Former Address, if Changed Since Last Report)

Item 1.  CHANGES IN CONTROL OF REGISTRANT

    Pursuant to the Stock Purchase Agreement dated April 8, 2003 between Brook Industries Corp. ("Brook", the "Company", or the "Registrant") and Shanghai Oriental Automotive Parts Development Co., Ltd., a Chinese corporation, ("Shanghai Oriental"), Brook issued an aggregate of 35,900,000 shares of its common stock in exchange for all capital shares of Shanghai Oriental from shareholders of Shanghai Oriental (the "Acquisition"). Simultaneously, Brook retired 4,900,000 shares of its outstanding shares of common stock from its sole shareholder.

    In connection with the Acquisition, all of the officers and directors of Brook resigned, new directors and officers were appointed by the shareholders of Shanghai Oriental; the Registrant's name was changed from "Brook Industries Corp." to "Oriental Automotive Parts Development (China) Co., Ltd." ("Oriental China"); and the authorized capital stock of Oriental China was amended to be consisting of 80,000,000 shares of common stock, $.1 par value, and 20,000,000 shares of preferred stock, $.1 par value.

    The Stock Purchase Agreement was adopted by the unanimous consent of the Board of Directors of Brook and approved by the unanimous consent of the shareholder of Brook. The Stock Purchase Agreement was adopted by the unanimous consent of the Board of Directors of Shanghai Oriental.

    Immediately prior to the Acquisition, Brook had 5,000,000 shares of common stock outstanding of which 4,900,000 shares had been retired. Upon effectiveness of the Acquisition, the Registrant has an aggregate of 36,000,000 shares of common stock issued and outstanding.

    The officers of Shanghai Oriental will continue as officers of the successor issuer. See "Management" below. Shanghai Oriental adopted the bylaws of Brook as the by-laws of the successor issuer.

     A copy of the Stock Purchase Agreement is filed as an exhibit to this Form 8-K and is incorporated in its entirety herein. The foregoing description is modified by such reference.

     The following table sets forth certain information, as of the date of this Report, as to our common stock beneficially owned by (i) each of our executive officer and director, (ii) all our directors and executive officers as a group, and (iii) any person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, based upon 36,000,000 outstanding shares of common stock (subsequent to the effectiveness of the Acquisition). Unless otherwise indicated, each of the stockholders has sole voting and investment power with respect to the shares beneficially owned.

    Title      Name and Address        Number of Shares       Percentage
  Of Class    of Beneficial Owner      Beneficially Owned    of the Class
------------  ---------------------    -------------------  --------------
Common Stock   Hongwei Zhang  (1)          25,200,000	           70.0%
               1926 Cao-An Road
               Shanghai, 201824, China

Common Stock   Yizhong Wu                   2,160,000             6.0%
               1926 Cao-An Road
               Shanghai, 201824, China

Common Stock   Hongyi Zhang                 2,160,000             6.0%
               1926 Cao-An Road
               Shanghai, 201824, China

Common Stock   Shuliang Lin                 2,149,300             6.0%
               1926 Cao-An Road
               Shanghai, 201824, China

Common Stock   Hong Bai                       360,000             1.0%
               1926 Cao-An Road
               Shanghai, 201824, China

Common Stock   Zezhao Li                            0               0
               98 Lu-Ho Road, 17th Floor
               Shanghai, 200001, China

Common Stock   Zhuren Lou                           0               0
               c/o 1926 Cao-An Road
               Shanghai, 201824, China

Common Stock   All Directors and Executive 32,029,300           89.0%
               Officers as a group (7 persons)
-----------------------------------------------------------------------

    The Company currently has no non-voting securities or other securities outstanding, and there are no contracts or other arrangements that could result in a change of control of the Company.

MANAGEMENT

     The following table sets forth information with respect to our directors and executive officers as of the date of this Report:

        Names       Age               Positions Held
---------------   ------   ---------------------------------------
Hongwei Zhang       39       Chief Executive Officer, President
                             and Chairman of the Board
Yizhong Wu          47       Vice President, Chief Financial Officer,
                             and Vice Chairman of the Board
Hongyi Zhang        54       Vice President and Vice Chairman of the Board
Hong Bai            43       Vice President and Secretary
Shuliang Lin        55       Director
Zhezhao Li          52       Director
Zhouren Lou         38       Director

    The directors named above will serve until the next annual meeting of the Company's stockholders or until their successors are duly elected and qualified. Directors will be elected for one-year terms at the annual stockholders meeting. Officers will hold their positions at the pleasure of the board of directors. There are no agreements or understandings for our officers or directors to resign at the request of another persons, and the above-named officers and directors are neither acting on behalf of, nor will act at the direction of, any other persons.

    Set forth below are the names of the directors and officers of the Company, all positions and offices with the Company held, the period during which they have served as such, and the business experience during at least the last five years:

     HONGWEI ZHANG has been served the Company's Chief Executive Officer and President, and Chairman of the Board of Directors since its inception in January 2003. From May 1997 to president, Mr. Zhang also served as Chief Executive Officer and Chairman of Shanghai Oriental Automotive Parts City Co., Limited, a commercial property developer and automotive parts retailer in Shanghai, China. From 1994 to 1997, he was a manager at Shanghai Puwei Commercial Goods & Materials Trading Center Co., Ltd. Mr. Zhang was employed at Shanghai Gaodong Materials Trading Co, Ltd. as a manager. In 1985,
Mr. Zhang graduated with a BA degree in business from Hongzhou Business School in Hangzhou, and received his MBA degree in Zhejiang University in 1999.

    Yizhong Wu has served as Vice President and Vice Chairman of the Board of the Company since its inception in January 2003. From May 1997 to president, Mr. Wu also serves as Vice President and Vice Chairman of Shanghai Oriental Automotive Parts City Co., Limited, a commercial property developer and automotive parts retailer in Shanghai, China. From 1993 to 1997, he was Deputy General Manager at Shanghai Commercial Material Trading Limited. Prior to joining Shanghai Commercial Material Trading Limited, he was, from 1981 to 1993, employed at Shanghai Bureau of Industrial and Commercial Materials, a Shanghai municipal governmental agency, in various positions, most lately as a director. Mr. Wu received his BA degree at Shanghai University in 1997.

    Hongyi Zhang has been the Company's Vice President and Vice Chairman since January 2003. From 2000 to president, Mr. Zhang also serves Vice President and Vice Chairman of Shanghai Oriental Automotive Parts City Co., Limited, a commercial property developer and automotive parts retailer in Shanghai, China. From 1986 to 1999, he was director of Housing Construction Office, Zabei District, Shanghai, a government agency. From 1999 to 2000, Mr. Zhang served as General Manager of Shanghai Zabei District Housing Construction Co., Limited.

    Shuliang Lin has been elected as a director of the Company since January 2003. From 1999 to president, Mr. Lin serves as Chief Executive Officer and President of Shanghai Gaodong Industrials Co., Limited. Prior to his joining Shanghai Gaodong Industrials Co., Limited, from 1970 to 1990, he was president of Shanghai Gaodong Lacquer Co., Limited, a lacquer maker in Shanghai, China.

     Hong Bai has been the Company's Vice President and Secretary since January 2003. Prior to his joining the Company, from 1999 to 2002, Mr. Bai held various positions at Haitong Securities Co., Ltd. in China, from Senior Securities Analyst to branch manager. Mr. Bai received his BS degree from Nanjing University of Technologies in 1982, and MA degree in economics from Fudan University in Shanghai, China, in 1998.

     Zhezhao Li has been elected as a director of the Company since January 2003. From 1994 to present, Mr. Lee serves as Chief Executive Officer, President, and Chairman of Shanghai Daihua Asset Valuers Co. Limited and President of Shanghai Daihua Investment Consulting Co., Ltd. From 1993 to 1998, he was a professor and director of Modern Enterprises Institute at Shanghai Finance & Economics University. Mr. Lee graduated with a BA degree from Shanghai Finance & Economics University in 1983, and received his MBA degree in finance at Webster University, St. Louis, MO, in 1998.

     Zhouren Lou has been elected a director of the Board of Directors of the Company since April 2003. Since 2003 to the present, Mr. Lou currently serves General Manager of Shanghai Puzhiwei Investment Co., Ltd. and President of Shanghai Dongfeng Auto Parts City Co., Ltd. From 2001 to 2003, he was General Manager of Dongfeng Automobile Sales Co., Ltd., and from 1999 to 2001, Mr. Lou served as Deputy Marketing Director of Dongfeng Automobile Group Co., Ltd. From 1998 to 1999, Mr. Lou was Deputy Director of Dongfeng Research Institute for Engineering. Mr. Lou received his BS degree in Qinhua University in Beijing, China, and has studied in China-Europe International Master of Business Administration Program.

    During the past five years, no present or former directors, xecutive officers or persons nominated to become a director or an executive officer of the Company:

  (1) was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

  (2) was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

  (3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

  (4) was found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

    There is no family relationship among any of the executive officers and directors.


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

   (a) The consideration exchanged pursuant to the Stock Purchase Agreement was negotiated between Brook and Shanghai Oriental.

   In evaluating Shanghai Oriental as a candidate for the proposed Acquisition, Brook used criteria such as the potential value of the assets of Shanghai Oriental. Brook determined that the consideration for the Acquisition was reasonable.

   (b) Shanghai Oriental intends to continue acquiring, developing, and managing commercial real estate properties in China, and leasing to automobile dealers and other auto parts and accessories retailers.

DESCRIPTION OF BUSINESS

History

    Oriental Automotive Parts Development Co., Ltd. ("we" "our" "us" or the "Company") was incorporated on January 28, 2003 under the laws of the People's Republic of China. In July 1997, the principal shareholders of the Company formed a company named " Shanghai Oriental Automotive Parts City Co.,
Limited" ("Shanghai Oriental") to engage in the business of ownership, development, leasing and management of real estate commercial properties in Shanghai, China. Substantially all of the real estate properties, approximately 1.18 million square feet, owned by Shanghai Oriental, were leased to automobile dealers, specialty retailers of automotive parts and accessories. By the end of 2002, Shanghai Oriental has become the largest specialty merchandise mart developer and manager, based on sales of automotive parts and accessories in metropolitan Shanghai with annual sales of $1.5 billion
Chinese dollars ("Remingbi" or "RMB"), or approximately US $180 million.

   In January 2003, Shanghai Oriental was reorganized for the purpose of improving its capital structure and allowing its shareholders more flexibility to raise funds. As a result of the reorganization, a group of Shanghai Oriental's shareholders, led by Mr. Hongwei Zhang, the Company's Chief Executive Officer and President and the controlling shareholder, purchased a portion of Shanghai Oriental's assets, properties and business from the original shareholders of Shanghai Oriental, valued at RMB $36,000,000, or approximately US $4.35 million. The Company was then founded on those purchased assets, properties and business from Shanghai Oriental.

Business

   Currently, the Company is comprised of two principal business segments:
(1) Commercial real estate operations, which acquires, develops and manage suburban commercial real estate properties, and then leases to automobile dealers, specialty retailers of automotive parts and accessories under long-term leases; and (2) Automobile sales and auto parts retail operations, which sells brand new automobiles, automotive parts and accessories to individuals and corporate customers. It is estimated that approximately 80% of our revenues in 2003 will derived from income on real estate properties leasing and management, and approximately 20% from the automobile sale and auto parts retail business. We are a traditional corporation rather than a real estate investment trust; thus, we may reinvest our earnings without the minimum dividend requirements of a real estate investment trust.

Commercial Real Estate Operations

   Our primary business is to acquire, develop, and manage commercial real estate properties, and lease to automobile dealers and other auto parts and accessories retailers. The purpose of the Company's ownership in real estate properties is primarily for income, not for possible capital gains. In addition to property management, we also provide our corporate tenants with single-point solutions to all of their commercial services needs, such as commercial registration, storage services, marketing and advertising, logistic support, auto parts testing, ratification services, salesperson training, accounting, and tax return assistance. We position us as a full-line and full-services retail automotive parts and accessories merchandise mart developer and manager.

    We own three floors (from the first floor to the third) of space in a five-story commercial building on a 43,100 square foot of land constructed thereon located near transportation corridors in Shanghai, China. The commercial spaces building are leased to automobile dealers, automotive parts and accessories retailers under long-term leases, mostly in 3 years.
As of February 28, 2003, we managed approximately 61,400 square feet of commercial properties, all of which are leased to automobile dealers and other auto parts and accessories retailers. As of that date, the properties were all leased, except a space of 1,600 square feet was used as the Company's administrative offices. Our rental properties provide us with a relatively consistent source of revenues. It is estimated that approximately 80% of the Company's revenues will be derived from rental income on the leased commercial spaces and structures, and from the management fees.

    Substantially all of our real estate commercial properties are leased to corporate tenants under net leases. A net lease generally requires tenants to pay operating expenses relating to the leased properties including maintenance, real estate taxes, property insurance and utilities. We perform all property management, accounting, finance, marketing and advertising activities for those automobile dealers and other auto parts and accessories retailers in exchange for certain amount of fees.

    We are focused on growing our business with large corporate tenants with long-term contracts, and on commercial tenant relationships by providing a single service and later expand these relationships by anticipating and satisfying the tenants' other specific service requirements. By offering a full array of services, we are able to maximize the effect it has on our tenants' businesses while becoming highly integrated into its tenants' operations.

    The objective of our property management business is to enhance our tenants' investment values by maintaining high levels of occupancy and lowering operating costs by offering a wide range of property management services. The property management services offered by the Company consist of
(i) building management services such as maintenance, landscaping, security, energy management, property insurance, life safety, environmental risk management and capital repairs; (ii) tenant relations services such as promotional activities, processing tenant work orders and lease administration services; (iii) coordinating tenant finish; and (iv) related financial management services including tax returns, financial reporting and analysis.

    We typically receive quarterly management fees for the property management services we provide, based upon a specified percentage of the gross income generated from the property under management. In certain cases, our property management agreements entitle is to receive the greater of a minimum agreed-upon base fee or a fee based upon monthly gross income. The amount of the management fee varies depending upon market conditions, the leasing engagement, arrangements for expense reimbursements and specific services required. We also may be reimbursed for a portion of its administrative costs directly attributable to the properties under management.

    We believe that all of our real estate properties are in material compliance with all relevant laws, ordinances and regulations.

Automobile Sale and Auto Parts Retail Operations

    We are, to a lesser extent, engaged in the automobile dealer, auto parts and accessories retail business, primarily serve do-it-yourself customers and, to a lesser extent, commercial customers. We have only one retailer store, which carries an extensive product line for domestic and imported cars, vans and light trucks, including new and remanufactured automotive hard parts, maintenance items and accessories, with nationally known brand names, as well as private label automotive parts. We also have a commercial sales program that provides prompt delivery of parts and other products to local, regional and national repair garages, dealers and service stations. We do not derive revenue from automotive repair or installation. It is estimated that approximately 20% of our revenues in 2003 will be derived from our retail operations.

    The following table shows some of the types of products we sell in our store:

     Hard Parts         Maintenance Items         Accessories
-------------------   --------------------    --------------------

Alternators            Antifreeze                Air Fresheners
Brake Drums, Rotors    Belts and Hoses           Decorative Lighting
Brake Shoes and Pads   Oil and Fuel Additives    Dent Filler
Carburetors            Oil, Air and Fuel Filters Floor Mats
Clutches               Power Steering Fluid      Lights
Engines                Shock Absorbers           Neon
Mufflers               Spark Plugs               Mirrors
Starters               Transmission Fluid        Paint
Struts                 Wash and Wax Chemicals    Seat and Steering Wheel
                                                 Covers
Water Pumps            Windshield Wipers         Tools


    Our principal office is located at 1926 Cao-An Road, Shanghai, 201824, China; our telephone number at that location is 86-21-5919-7613.

Industry Overview

    We operate within the large and growing Chinese automotive aftermarket industry, which includes replacement parts (excluding tires), accessories, maintenance items, batteries and automotive fluids for cars and light trucks (pickup trucks, vans, minivans and sport utility vehicles). The automotive aftermarket industry in China is still in its initial stage of development, and growth will continue, driven by lower auto prices, improved models, rising income levels, better road systems and most importantly, the increased availability of auto financing.

    The automotive aftermarket industry is generally grouped into two major categories DIY (do-it-yourself) and DIFM (do it for me). The DIY category represents sales to consumers who maintain and repair vehicles themselves.
We believe DIY category is characterized by stable, recession-resistant demand because the DIY customer is more likely to delay a new vehicle purchase during a recession. In addition, in difficult economic times, we believe people tend to drive more and use air travel less. The DIFM category represents sales to professional installers, such as independent garages, service stations and auto dealers. DIFM parts and services are typically offered to corporate vehicle owners and those individual customers who are less price sensitive or who have little knowledge of how to repair their own vehicles.

    The commercial real estate properties owned by us may be considered a trade mart. Trade marts are facilities that allow wholesalers, principally manufacturers and their representatives and retailers (collectively "tenants") offer their goods to a broad range of customers at a single location. Trade marts offer wholesalers and retailers permanent showrooms for year round exhibition of their products. By committing to permanent space, in addition to having the availability of a year round sales facility, a tenant has the ability to construct significant tenant improvements and is assured of a specific location and the ability to participate in the trade shows held at the trade mart during the lease term. Additional temporary exhibit space is made available to tenants during specific trade shows. Buyers attend trade shows because they offer the opportunity to view and compare the latest auto products of numerous tenants in a time and cost efficient manner. Many individual and corporate customers cannot afford to visit numerous wholesalers and retail locations, they most likely go to a specific trade mart to complete their shopping. This kind of situation occurs all the time around in China. For these reasons, we believe that trade marts represent an essential buying opportunity for many retail purchasers.

    A trade mart is generally located in a place that offers convenient transportation and adequate infrastructure to support a large number of attendees. Trade marts are typically prominent in China in industries in which products are non-standardized, change frequently or require physical inspection before purchase. The success of a trade mart depends both upon the breadth of merchandise offered and participation by a significant group of buyers.

    The success of a particular trade mart depends upon its ability to attract tenants of a broad range of merchandise, which in turn attracts a substantial number of buyers. Similarly, a tenant of merchandise seeks the opportunity to sell its products to the broadest number of buyers. Accordingly, the Company markets to both tenants and buyers.

    We believe there are several key factors driving performance in the automotive aftermarket industry. These include (i) increases in the average number of miles driven per vehicle each year, (ii) increases in the average age of cars on the road, and (iii) an increase in the average ticket price of repair services. We believe these trends will continue to support our business operations in the industry.

Business Strategy

    Our primary business strategy is to actively manage our commercial real estate properties to achieve gains in rental rates and occupancy, control operating expenses and to maximize income from ancillary operations and services. When market conditions permit, we may also selectively develop or acquire new properties in Shanghai or nearby cities that add value and fit strategically into our portfolio.

     Quality Service and Tenant Satisfaction. We strive to provide quality service through our multidisciplinary operating approach resulting in timely responses to our tenants' needs. Our seasoned on-site teams interact and resolve issues relating to tenant satisfaction and day-to-day operations.

     Developing Brand Name Recognition and Consumer Loyalty Towards Our
Trade Mart Through Certain Promotional Events. We seek to develop brand name recognition and consumer loyalty towards our trade mart through certain promotional events. Furthermore we are implementing a promotional program designed to increase traffic in our trade mart. Promotional and marketing activities in our trade mart have benefited from the consolidated management. By consolidating the promotion and marketing activities of our tenants, we have been able to benefit from economies of scale and achieve better terms when negotiating with advertising companies, media outlets, and other entities that we use to promote our trade marts.

    Expand Existing Product Lines. Our goal is to become a cross-category buying destination where buyers can satisfy their buying requirements in a short period of time rather than having to travel to a number of different shopping places. This will facilitate cross-selling opportunities and buying efficiency.

    Stabilizing Portfolio Occupancy. We believe that we have been successful in attracting, expanding and retaining a diverse tenant base by actively managing our properties with an emphasis on tenant satisfaction and retention. Our in-house leasing teams continuously monitor the market to identify strong prospective tenants who are in need of new or additional space. We also strive to be responsive to the needs of existing tenants through our on-site professional management staff and by providing them with alternative space within our portfolio to accommodate their changing space requirements.

    Cost Control Management and Systems.   We plan to continue controlling
our operating expenses through active management at all of our properties.
We focus on cost control in various areas of our operations. We continuously monitor the operating performance of our properties and employ energy enhancing and expense recovery technologies when appropriate. These system enhancements include: lighting retrofits; replacement of inefficient heating, ventilation and air conditioning systems; automated security systems that allow us to provide security services to our tenants at a lower cost; enhancement of billing systems, which enable us to more efficiently recover operating expenses from our tenants; and on-going preventive maintenance programs to operate our building systems efficiently, thereby reducing operating costs.

    External Growth.   We believe in the sound fundamentals, diversity and
potential of the metropolitan Shanghai commercial real estate market, and we intend to continue to focus our resources primarily in this region. We have assembled a management team that has extensive experience and knowledge in this market that we believe provides us with a competitive advantage in identifying and capitalizing on selective development, renovation and acquisition opportunities.

    Subject to capital availability and market conditions, our approach is to seek development, renovation and acquisition opportunities where the following conditions exist: low vacancy rates; opportunities for rising rents due to employment growth and population movements; a minimal amount of developable land; and significant barriers to entry due to constraints on new development, including strict entitlement processes, height and density restrictions or other governmental requirements.

Marketing and Advertising

    Some of our tenants were introduced by our executive officers and directors. We also seek out tenants through targeted mailings and personal contacts. We provide many services which are important to the tenants to attract them to our facilities. Such services and promotions are described in marketing materials prepared by us and mailed directly to prospective tenants. We believe our marketing efforts to attract tenants are important to tenants who evaluate a trade mart based, among other things, upon the number of buyers who visit it.

    We financed certain promotions. The cost of conducting these promotional and marketing activities is largely financed through the tenants' contributions and through third-party sponsorships. We also work with individual tenants to establish specific promotional activities to help improve the tenant's financial performance at tenant's own expenses.

Competition

    We compete with other developers and operators of trade mart properties to attract tenants to our properties and obtain suitable land for development. Ownership of competing properties is currently diversified among many different types, from public traded companies and institutional investors to middle and small enterprises. No one developer or group of developers currently dominate or significantly influence the markets in which we operate.

    The commercial real estate business in China is highly competitive and we compete with numerous entities engaged in real estate activities, some of which may have greater financial resources than us. Management believes that success against such competition is dependent upon the geographic location of the property, the performance of the property managers in areas such as marketing, collection and control of operating expenses, the amount of new construction in the area, and the maintenance and appearance of the property. Additional competitive factors with respect to commercial properties are the ease of access to the property, the adequacy of related facilities, such as parking, and sensitivity to market conditions in setting rent levels. We believe that the quality services and individualized attention that we offer our tenants, together with its active preventive maintenance program and superior building locations within markets, enhance our ability to attract and retain customers for its trade mart properties.

    Because our trade mart is located in a developed and highly populated area, there are competing trade marts within, or in close proximity to, our targeted areas. The number of trade marts in a particular area could have a material effect on our ability to lease space in our trade marts and on the amount of rent that we are able to charge. We believe that due to the limited availability of large plots of land and zoning restrictions in Shanghai, it will be difficult for other companies to compete with us in areas through the development of new trade mart properties. Our major competitors in the trade mart market are Meichuan Auto Parts Market Co., Limited, and
Changzhong Auto Parts Market Co., Limited, both of them own and operate trade marts, among others.

Insurance

    We have comprehensive general liability insurance that it we believe are appropriate for a company in the lines of business in which it operates. We will use its discretion in determining the amounts, coverage limits and deductibility provisions of appropriate insurance coverage on the Company's properties and operations at a reasonable cost and on suitable terms. We believe that the insurance coverage for our properties is adequate.

Trademarks

    We currently own no patents, trademarks, licenses or franchises which are material to our business.

Environmental Liability

    Various national, provincial and local laws and regulations impose liability on current or previous real property owners or operators for the cost of investigating, cleaning up or removing contamination caused by hazardous or toxic substances at the property. In our role as a property owner and operator, it could be held liable as an operator for such costs. Such liability may be imposed without regard to the legality of the original actions and without regard to whether we knew of, or was responsible for, the presence of such hazardous or toxic substances, and such liability may be joint and several with other parties. If the liability is joint and several, we could be responsible for payment of the full amount of the liability, whether or not any other responsible party is also liable. There can be no assurance that any of such liabilities to which the Company may become subject will not have a material adverse effect on our business and results of operations.

Employees

    Currently we have 22 full-time employees, including 3 in property development, 5 in tenant services and materials management, 4 in sales and marketing, 2 in accounting, and 8 in executive and administrative functions. We have no part-time employees. None of our employees are represented by trade unions. We consider our employee relations to be good.

Office Facilities

    We own our executive offices which are located at 1926 Cao-An Road, Shanghai, 201824, China. We also leased additional office space in the same building at monthly rent of $733. The lease expires on December 31, 2005.

Commercial Properties

    We own commercial real estate properties, of which 98% are leased to automobile dealers and other automotive parts and accessories retailers.
The property we own comprised a total of 61,400 square feet of gross leasable area. Retail sales at our properties are not relevant to our revenues and profitability, since the amount of rents are not charged by our tenants' sales. Under the lease agreements with our current tenants, it is estimated that our rent income will be approximately RMB $8.03 million, or approximately US $970,000, for the year 2003.

    In addition to the properties listed above, we currently have a property in Shanghai under development containing approximately 27,000 net rentable square feet.

Principal Terms of our Leases

    Our leases are typically structured for terms of three years. Leases typically contain provisions permitting tenants to renew expiring leases at prevailing market rates. Approximately 98% of our total rentable square footage is under full service gross leases under which tenants typically pay for all real estate taxes and operating expenses above those for an established base year.

    We are responsible for supplying each tenant with the electrical power connection and provision, a main telephone switchboard, central air conditioning connection and a connection to a general fire detection system. Each rental unit is connected to these systems. Each tenant is responsible for completing all the necessary installations within its own rental unit. These direct expenses generally include: electricity, water, gas, telephone and air conditioning. Tenants must also pay for a percentage of total charges and general taxes related to the maintenance of the common areas.
We determine this percentage based on the tenant's gross leasable area and the location of its store. The common area expenses include, among others, administration, security, operations, maintenance, cleaning and taxes.

    Each tenant leases its rental unit as a shell without any fixtures. Each tenant is responsible for the interior design of its rental unit. Any modifications and additions to the rental units must be pre-approved by us. We have the option to decide tenants' responsibility for all costs incurred in remodeling the rental units and for removing any additions made to the rental unit when the lease expires. Furthermore, tenants are responsible for obtaining adequate insurance for its rental unit, which must include, among other things, coverage for fire, glass breakage, theft, flood, civil liability and workers' compensation.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

    The following discussion is intended to provide an analysis of the Company's financial condition and Plan of Operation and should be read in conjunction with the Company's financial statements and the notes thereto set forth herein. The matters discussed in this section that are not historical or current facts deal with potential future circumstances and developments. The Company's actual results could differ materially from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include those discussed below.

Business

   The Company is comprised of two principal business segments: (1) Commercial real estate operations, which acquires, develops and manage suburban commercial real estate properties, and then leases to automobile dealers, specialty retailers of automotive parts and accessories under long-term leases; and (2) Automobile sales and auto parts retail operations, which sells brand new automobiles, automotive parts and accessories to individuals and corporate customers. It is estimated that approximately 80% of the Company's revenues in 2003 will derived from income on real estate properties leasing and management, and approximately 20% from the automobile sale and auto parts retail business. We are a traditional corporation rather than a real estate investment trust; thus, we may reinvest our earnings without the minimum dividend requirements of a real estate investment trust.

Commercial Real Estate Operations

   Our primary business is to acquire, develop, and manage commercial real estate properties, and lease to automobile dealers and other auto parts and accessories retailers. The purpose of the Company's ownership in real estate properties is primarily for income, not for possible capital gains. In addition to property management, we also provide our corporate tenants with single-point solutions to all of their commercial services needs, such as commercial registration, storage services, marketing and advertising, logistic support, auto parts testing, ratification services, salesperson training, accounting, and tax return assistance. We position us as a full-line and full-services retail automotive parts and accessories merchandise mart developer and manager.

    We own three floors (from the first floor to the third) of space in a five-story commercial building on a 43,100 square foot of land constructed thereon located near transportation corridors in Shanghai, China. The commercial spaces building are leased to automobile dealers, automotive parts and accessories retailers under long-term leases, mostly in 3 years.
As of February 28, 2003, we managed approximately 61,400 square feet of commercial properties, all of which are leased to automobile dealers and other auto parts and accessories retailers. As of that date, the properties were all leased, except a space of 1,600 square feet was used as the Company's administrative offices. Our rental properties provide us with a relatively consistent source of revenues. It is estimated that approximately 80% of the Company's revenues will be derived from rental income on the leased commercial spaces and structures, and from the management fees.

    Substantially all of our real estate commercial properties are leased to corporate tenants under net leases. A net lease generally requires tenants to pay operating expenses relating to the leased properties including maintenance, real estate taxes, property insurance and utilities. We perform all property management, accounting, finance, marketing and advertising activities for those automobile dealers and other auto parts and accessories retailers in exchange for certain amount of fees.

Automobile Sale and Auto Parts Retail Operations

    We are, to a lesser extent, engaged in the automobile dealer, auto parts and accessories retail business, primarily serve do-it-yourself customers and, to a lesser extent, commercial customers. We have only one retailer store, which carries an extensive product line for domestic and imported cars, vans and light trucks, including new and remanufactured automotive hard parts, maintenance items and accessories, with nationally known brand names, as well as private label automotive parts. We also have a commercial sales program that provides prompt delivery of parts and other products to local, regional and national repair garages, dealers and service stations. We do not derive revenue from automotive repair or installation. It is estimated that approximately 20% of our revenues in 2003 will be derived from our retail operations.

Results of Operation for the Period from January 28, 2003 to February 28,
2003

    The Company was incorporated on January 28, 2003. For the period from January 28, 2003 to February 28, 2003, the Company generated revenue of $128,334, primarily from rental income. The total operating expenses were $22,125, of which depreciation expense accounted for 43%, and salaries accounted for 24% of the total operating expenses. The Company had total assets of $6,542,211 and total current liabilities of $2,105,636.

Liquidity and Capital Resources

    At February 28, 2003, the Company had cash balance of $2,019,718. For the period ended February 28, 2003, the operating activities of the Company provided $375,968 of net cash, investing activities used $4,525,132 of net cash, largely used for acquiring a commercial building and improvements, and financing activities provided $6,168,882 of net cash to the Company, of which $4,354,505 was from shareholders' capital contribution, and $1,814,377 was short-term loan. We believe that our cash position and operating income will meet our anticipated cash needs for at least the next 12 months. However, future cash flows are subject to a number of variables. In the event financing is needed in the future, there can be no assurance that it will be available to the Company in an amount and on terms acceptable to us.

Recent issued accounting standards

    In June 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141 "Business Combinations" and No. 142 "Goodwill and Other Intangible Assets". SFAS No.141 requires all business combinations initiated after June 30, 2001 to be accounted for under the purchase method. For all business combinations for which the date of acquisition is after June 30, 2001, SFAS No. 141 also establishes specific criteria for the recognition of intangible assets separately from goodwill and requires unallocated negative goodwill to be written off immediately as an extraordinary gain, rather than deferred and amortized. SFAS No. 142 changes the accounting for goodwill and other intangible assets after an acquisition. The most significant changes made by SFAS No. 142 are:(1) goodwill and intangible assets with indefinite lives will no longer be amortized; (2) goodwill and intangible assets with indefinite lives must be tested for impairment at least annually; and (3) the amortization period for intangible assets with definite lives will no longer be limited to forty years. At this time, the Company does not believe that the adoption of either of these statements will have a material effect on its financial position, results of operations, or cash flows.

    In June 2001, the FASB issued SFAS No. 143 "Accounting for Asset Retirement Obligations". SFAS No. 143 establishes accounting requirements for retirement obligations associated with tangible long-lived assets, including (1) the timing of the liability recognition, (2) initial measurement of the liability, (3) allocation of asset retirement cost to expense, (4) subsequent measurement of the liability and (5) financial statement disclosures. SFAS No. 143 requires that an asset retirement cost should be capitalized as part of the cost of the related long-lived asset and subsequently allocated to expense using a systematic and rational method. The adoption of SFAS No. 143 is not expected to have a material effect on the Company's financial position, results of operations, or cash flows.

    In August 2001, the FASB also approved SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets". SFAS No. 144 replaces SFAS No. 121. The new accounting model for long-lived assets to be disposed of by sale applies to all long-lived assets, including discontinued operations, and replaces the provisions of Accounting Principles Board
(APB) Opinion No. 30, "Reporting Results of Operations- Reporting the Effects of Disposal of a Segment of a Business", for the disposal of segments of a business. SFAS No. 144 requires that those long-lived assets be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations. Therefore, discontinued operations will no longer be measured at net realizable value or include amounts for operating losses that have not yet occurred. SFAS No. 144 also broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. The provisions of SFAS No. 144 are effective for financial statements issued for fiscal years beginning after December 15, 2001 and, generally are to be applied prospectively. At this time, the Company does not believe that the adoption of SFAS No. 144 will have a material effect on its financial position, results of operations, or cash flows.

    In April 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 44, 4 and 64, Amendment of FASB Statement No. 13, and Technical Corrections", which updates, clarifies and simplifies existing accounting pronouncements. FASB No. 4, which required all gains and losses from the extinguishment of debt to be aggregated and, if material, classified as an extraordinary item, net of related tax effect was rescinded. As a result, FASB No. 64, which amended FASB No. 4, was rescinded, as it was no longer necessary. FASB No. 44, Accounting for intangible Assets of Motor Carriers, established the accounting requirements for the effects of transition to the provisions of the Motor Carrier Act of 1980. Since the transition has been completed, FASB No. 44 is no longer necessary and has been rescinded. SFAS No. 145 amended FASB No. 13 to eliminate an inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. The Company adopted SFAS No. 145 and does not believe that the adoption will have a material effect on the financial statements of the Company.

    In June 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 146, "Accounting for Costs Associated with Exit or Disposal Activities" ("SFAS No. 146"). SFAS No. 146 addresses significant issues regarding the recognition, measurement, and reporting of costs associated with exit and disposal activities, including restructuring activities. SFAS No. 146 also addresses recognition of certain costs related to terminating a contract that is not a capital lease, costs to consolidate facilities or relocate employees, and termination benefits provided to employees that are involuntarily terminated under the terms of a one-time benefit arrangement that is not an ongoing benefit arrangement or an individual deferred-compensation contract. At this time, the Company does not believe that the adoption of SFAS No. 146 will have a material effect on its financial position, results of operations, or cash flows.

    In December 2002, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards, No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure". SFAS 148 amends SFAS 123, Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, the statement amends the disclosure requirements of SFAS 123 to require prominent disclosure in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The provisions of the statement are effective for financial statements for fiscal years ending after December 15, 2002. At this time, the Company does not believe that the adoption of SFAS 148 has impact on the Company's financial condition or results of operations.

RISK FACTORS

    The Company's business is subject to numerous risk factors, including, but not limited to, the following risks:

    The Company's limited operating history makes it difficult to evaluate
its business.   We were incorporated in January 2003 with limited operating history on which to base an evaluation of our business and prospects. Our limited operating history makes it difficult to evaluate its business. You must consider our prospects in light of the risks and uncertainties encountered by companies in the early stages of development, particularly companies in the real estate industry.

    Our tenants may face financial difficulties and be unable to pay rent which may, in turn, cause financial difficulties. Our financial position may be materially harmed if any of our major tenants or any other significant tenant experiences financial difficulties, such as a bankruptcy, insolvency or general downturn in the business of the tenant. In addition, any failure or delay by any of our tenants to make rent payments could impair its financial condition and materially harm our business. Although failure on the part of a tenant to materially comply with the terms of a lease, including failure to pay rent, would give us the right to terminate the lease, repossess the property and enforce the payment obligations under the lease, we would then be required to find another tenant to lease the property. We may not be able to enforce the payment obligations against the defaulting tenant, find another tenant or, if another tenant were found, that we would be able to enter into a new lease on favorable terms.

    We may face significant competition from developers, owners and operators of commercial real estate properties which may inhibit the success of our business. We compete in the acquisition of commercial real estate properties with many real estate developer or operator entities. Competition from these entities may impair our financial condition and materially harm our business by reducing the number of suitable business opportunities offered to us and increasing the bargaining power of prospective sellers of property, which often increases the price necessary to purchase a property. Many of our competitors in the commercial real estate sector are significantly larger than us and may have greater financial resources and more experienced managers than us.

    In addition, we compete for tenants based on rental rates, attractiveness and location of properties, as well as quality of maintenance and management services. Competition from these and other properties may impair our financial condition and materially harm its business by: (1) interfering with our ability to attract and retain tenants, (2) increasing vacancies, which lowers market rental rates and limits our ability to negotiate favorable rental rates, and (3) impairing our ability to minimize operating expenses.

    China's Accession into the World Trade Organization will Ease Current Restrictions on Foreign Ownership in the Automotive Parts Industry and may Increase Competition. On December 11, 2001, China officially joined the
World Trade Organization. Those commitments include the gradual reduction of foreign ownership restrictions in the automotive parts industry and the opening of the automotive parts market in Mainland China to foreign investors. This could lead to increased foreign investment in the automotive parts market in China, thereby increasing competition and foreign participation in China. Increased competition and foreign participation may have a material adverse effect on our financial conditions and results of operation.

    Our financial performance depends on regional economic conditions since substantially parts of our properties and investments are located in Metropolitan Shanghai, China. Concentrating substantial all of our commercial real estate properties in metropolitan Shanghai may expose us to greater economic risks than if the properties were located in several geographic regions. Our revenue and the value of the properties located in metropolitan Shanghai may be affected by a number of factors, including local commercial real estate conditions, such as an oversupply of or reduced demand for real estate properties, and the local economic climate. High unemployment, business downsizing, industry slowdowns, changing demographics, and other factors may adversely impact any of these local economic climates. A general downturn in the economy or real estate conditions in metropolitan Shanghai could impair our financial condition and materially harm our business.

    We may acquire properties through partnerships or joint ventures with third parties that could result in financial dependency and management conflicts. Although we currently do not have plans to do so, we may participate with other entities in property ownership through joint ventures or partnerships in the future. Depending on the characteristics and business objectives of the joint venture or partnership, we may not have voting control over the joint venture or partnership. Partnership or joint venture investments may, under certain circumstances, involve risks not otherwise present, including: (i) the possibility that our partners might experience serious financial difficulties or fail to fund their share of required investment contributions, (ii) the partners might have economic or other business interests or goals which are inconsistent with our business interests or goals, and (iii) the partners may take action contrary to our instructions or requests and adverse to our policies and objectives. Any substantial loss or action of this nature could potentially harm our business. In addition, we may in some circumstances be liable for the actions of our third-party partners or co-venturers.

    Directors and executive officers own a large percentage of our voting stock and could exert significant influence over matters requiring stockholder approval. As of the date of this Report, our executive officers and directors and their affiliates beneficially owned approximately 89% of our outstanding common stock. As a result, they will significantly influence our management and affairs and all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions, such as a merger, consolidation or sale of substantially all of our assets. In addition, this significant ownership could discourage acquisition of the common stock by some potential investors and could have an anti-takeover effect.

    Failure to Capitalize on New Business Opportunities May Have an Adverse Effect on our Growth Potential. We intend to pursue a number of new growth opportunities in the broader automotive parts industry in China. Our success will depend in large part on our ability to offer services that address the market demand arising from these opportunities. Any failure to capitalize on new business opportunities may adversely affect our competitive position and future profitability.

    Adverse Changes in the Economic Policies of the Chinese Government Could Have a Material Adverse Effect on China's Overall Economic Growth, Which
Could Reduce the Demand for our Services and Adversely Affect our Business,
Financial Condition and Results of Operations.   Since the late 1970s, the
Chinese government has been reforming the Chinese economic system. These reforms have resulted in significant economic growth and social progress. Although we believe that economic reform and macroeconomic policies and measures adopted by the current Chinese government will continue to have a positive effect on the economic development in China and that we will continue to benefit from such policies and measures, these policies and measures may from time to time be modified or revised. Adverse changes in economic and social conditions in China, in the policies of the Chinese government or in the laws and regulations, if any, could have a material adverse effect on the overall economic growth of China, and could adversely affect our business, such as reducing the demand for our services, as well as our financial condition and results of operations.

    The Renminbi is not a Freely Convertible Currency, Which Could Limit
our Ability to Obtain Sufficient Foreign Currency to Support our Business
Operations.   We rely on the Chinese government's foreign currency
conversion policies, which may change at any time, in regard to our currency exchange needs. We receive a substantial portion of our revenues in Renminbi, which is not freely convertible into other foreign currencies. In China, the government has control over Renminbi reserves through, among other things, direct regulation of the conversion of Renminbi into other foreign currencies and restrictions on foreign imports. Although foreign currencies which are required for "current account" transactions, such as the payment of dividends to shareholders to foreign invested enterprises such as ourselves, can be bought freely at authorized Chinese banks, the proper procedural requirements prescribed by Chinese law must be met. At the same time, Chinese companies are also required to sell their foreign exchange earnings to authorized Chinese banks and the purchase of foreign currencies for capital account transactions still requires prior approval of the Chinese government. This type of heavy regulation by the Chinese government of foreign currency exchange restricts certain of our business operations and a change in any of these government policies, or any other, could further negatively impact our operations.

    The loss of key personnel could harm the Company's business. Given the early stage of development of our business, we depend to a large extent on the performance of our senior management team and other key employees for strategic business direction and real estate experience. If we lost the service of any members of its senior management or other key employees, it could materially harm our business. We have not obtained key-man life insurance for any of our senior management or other key employees.

    Competition affects occupancy levels rents and cost of land which could adversely affect our revenues. Many business properties compete with our properties in attracting tenants to lease space. Some of the competing properties may be newer, better located or owned by parties better capitalized than we are. Although ownership of these competing properties is currently diversified among many different types, and no one or group of owners currently dominate or significantly influence the market, consolidation of owners could create efficiencies and marketing advantages for the consolidated group that could adversely affect us. These competitive advantages, the number of competitors and the number of competitive commercial properties in a particular area could have a material adverse effect on the rents we can charge, our ability to lease space in our existing properties or at newly acquired or developed properties and the prices we have to pay for developable land.

    Because commercial real estate investments are illiquid, we may not be able to sell properties when appropriate. Equity real estate investments are relatively illiquid. That illiquidity will tend to limit our ability to vary our portfolio promptly in response to changes in economic or other conditions.

    Increases in taxes and regulatory compliance costs may reduce our revenue. We may not be able to pass all real estate tax increases through to some of our tenants. Therefore, any tax increases may adversely affect our cash flow and our ability to pay or refinance our debt obligations. We believe that our properties are currently in substantial compliance with these regulatory requirements. We cannot assure you, however, that these requirements will not be changed or that new requirements will not be imposed that would require significant unanticipated expenditures by us and could have an adverse effect on our cash flow and the amounts available for distributions and to our business.

    Our acquisitions and renovations may not perform as expected. Although we currently have no plans to significantly expand or renovate our properties, we may do so in the future. Expansion and renovation projects may inconvenience and displace existing tenants, require us to engage in time consuming up-front planning and engineering activities and expend capital, and require us to obtain various government and other approvals, the receipt of which cannot be assured. While our policies with respect to expansion and renovation activities are intended to limit some of the risks otherwise associated with these activities, we will nevertheless incur risks, including expenditures of funds on, and devotion of our time to, projects that may not be completed.

    We may not be able to expand into new markets successfully. While our business is currently limited to the metropolitan Shanghai market, it is possible that we will in the future expand our business to new geographic markets. We will not initially possess the same level of familiarity with new markets outside of metropolitan Shanghai, which could adversely affect our ability to manage, lease, develop or acquire properties in new localities.

    Our ability to satisfy fixed operating costs that may rise over time, cannot be reduced in response to any decrease in our rental income, or passed through to our tenants. Our ability to satisfy fixed operating costs associated with our property could be seriously affected by any rise in expenses such as: insurance, utilities, cleaning, ventilation, air-conditioning, security, landscaping, building repairs and maintenance.
While our tenants must often pay a portion of these escalating costs, there can be no assurance that they will agree to any increase in current fixed costs or that any increase in tenant payments would cover increased operating costs. Since our fixed costs cannot be determined for any future time period or reduced in response to any decrease in rental income, our ability to operate would be severely affected by any increase in the costs associated with leasing our property.

    Our ability to provided adequate management, maintenance and insurance. To provide for adequate management, maintenance and insurance for the property owned by us, rental income will need to exceed the normal operating costs. Vacancy, falling rents, bankruptcy of tenants, unexpectedly higher maintenance costs or a loss not covered by insurance could adversely affect our ability to provide adequate management, maintenance and insurance for our property. If these services were not provided on an adequate basis, deterioration of the property would have a severely negative impact on us.

    We will need new funding, which may not be available, in order to fully execute our growth strategy. Our growth strategy will primarily depend on our ability to raise more money. Management and shareholders have not committed to provide new funding. Except for that funding we hope to obtain as a result of public or private offerings of our common stock, we have not investigated sources, availability, or terms for new funding. There is no assurance that funding will be available from any source or, if available, that it can be obtained on acceptable terms. If we cannot obtain new funding, our operations could be severely limited.

    Reliance on Major Clients and Contract Retention A relatively small number of our tenants generate a significant portion of our revenues. The loss of one or more of its major tenants could have a material adverse effect on our business. The property management contracts of the Company may be cancelled upon 60 days notice by either party. Accordingly, contracts representing a significant percentage of our revenues are terminable on short notice. We have been successful in retaining and renewing a significant portion of our contracts but may not be able to do so in the future. Moreover, increased competition may force us to renew such contracts on less favorable terms.

    The Effect of the Continuing Rapid Evolution of China's Political and Economic Systems on our Future is Difficult to Predict. All of our operations are in China. As a result, political and economic uncertainties may affect our operations and assets. The political and economic systems of China differ significantly from those of many countries you may be familiar with, including the United States. Compared to these countries, China's economic system is generally characterized by a higher rate of growth, a lower level of development and a higher level of government involvement and planning.

    Central economic planning is still a major feature of the Chinese economy. Economic reform policies are still experimental. Since the founding of the Peoples' Republic of China, the Chinese Government has owned the majority of all productive assets. However, since 1978, the government has been pursuing a course of economic reform. These reforms have emphasized, at different times:
(i) decentralization of decision-making; (ii) separation of regulatory and governmental functions from management functions; (iii) utilization of market forces in setting prices for many commodities and services; (iv) encouragement of private economic activity and ownership, including private home ownership; and (v) encouragement of foreign investment in certain sectors.

    There is no assurance that the Chinese government will continue to pursue its course of reform. The government considers many of these reform measures to be experimental, and accordingly it may refine, modify, suspend, delay or reverse any of the measures. Factors that have caused the government to modify or delay the implementation of certain reform measures include political changes, and such economic factors as changes in rates of national and regional economic growth, unemployment and inflation. We cannot assure you that the government will not adopt changes in policy or regulations that might have an adverse effect on us, such as changes in the rate or method of taxation, additional restrictions on currency conversion or remittance, or others.

     China's Legal System is Relatively new, and the Application, Interpretation and Enforcement of Laws is Difficult to Predict. Commencing in 1978, China began the process of modernizing its legal system by enacting a comprehensive system of statutory law and regulations. Under the Chinese legal system, as in civil law jurisdictions, court decisions are based on statute law. Prior court decisions do not have binding precedential effect in the Chinese system, as they do in common law systems. As a consequence, it may be difficult to predict the outcome of a dispute, as a court's application and interpretation of the law may differ from prior interpretations. In addition, because of the recent adoption of most laws, the amount of guidance available in the form of published case law and judicial interpretation of laws is limited.

    Changes in Land use Laws by the Chinese Government may make the Expansion of our Commercial Real Estate Business Difficult. Since January 1, 1999, China has adopted a policy of limiting the power of local land bureaus to approve land projects of a size of 700,000 square meters or below. For projects which comprise non-farmland and which exceed this size, approval will have to be obtained from China's central government. Such a measure is expected to have the two-fold effect of creating a barrier against entry to China's property market by less established developers without an existing land bank, as well as adversely affecting the ability of established developers to obtain approvals for the acquisition of large sites to replenish its land bank for new projects. As this land policy was introduced relatively recently, it will take some time before its impact on China's property market in general and on us in particular can be evaluated.

    As a China Based Company, our Shareholders may have Greater Difficulty in Obtaining Information about us on a Timely Basis than Would Shareholders of a U.S.-Based Company. Our operations will continue to be conducted in China and shareholders may have difficulty in obtaining information about us from sources other than us. Information available from newspapers, trade journals, or local, regional or national regulatory agencies such as issuance of construction permits, contract awards for development projects, etc. will not be readily available to shareholders. Shareholders will be dependent upon our management for reports of our progress, development, activities and expenditure of proceeds.

EXECUTIVE COMPENSATION

   The following table sets forth the compensation earned by our Chief Executive Officers during the last three fiscal years and other officers who received compensation in excess of $100,000 during any of the last three fiscal years. In accordance with Item 402(a)(5) of the Regulation S-B, we have omitted certain columns from the table required by Item 402(b).

                  Summary Compensation Table

Name and Principal Position       Year          Salary
----------------------------    ---------    -------------
Hongwei Zhang                     2003          $7,246
CEO & President

    The salary earned by Mr. Hongwei Zhang indicated above is his annual salary, RMB $60,000, or approximately US $7,246 per year.

    We did not grant any stock options or stock appreciation rights or make an award under any long-term incentive plan to any of its named executive officers during the last five years. There are no stock options or stock appreciation rights outstanding. During the last fiscal year no options or stock appreciation rights were exercised by any of the named executive officers.

Director Compensation

   Our directors receive no compensation of any kind for serving on the Board or attending the board meetings.

Audit Committees of the Board of Directors

    The board of directors has established a Committee, i.e. an Audit Committee. The Audit Committee is composed of Messrs. Yizhong Wu, Zezhao Li and Zhouren Lou.

    Our board of directors has adopted an Audit Committee Charter. Pursuant to the US Securities and Exchange Commission regulations rules requiring each public reporting company to adopt a formal audit committee charter specifying the scope of a company's audit committee and the means by which its members are to carry out its responsibilities. Pursuant to the Audit Committee Charter, our audit committee has the following purpose and responsibilities:

  *  review the Company's auditing, accounting and financial processes;

  * monitor the Company's internal controls regarding accounting, finance, legal compliance, and ethics;

  * review and evaluate the Company's outside auditors and internal auditing function;

  * reviewing with management and the independent public accountants the Company's financial statements and exercising general oversight of our financial reporting process; and

  * provide an open avenue of communication among the outside auditors, financial and senior management, the internal auditing function, and the board of directors.

CERTAIN RELATIONSHIP AND RELATED TRANSACTIONS

    Our proposed business raises potential conflicts of interest exist between the Company and directors and officers of the Company. The directors and officers of the Company have other business interests to which they currently devote attention, and are expected to continue to do so. As a result, conflicts of interest may arise that can be resolved only through their exercise of judgment in a manner which is consistent with their fiduciary duties to the Company. Those directors and officers of the Company intend to devote as much time to the activities of the Company as required. However, should such a conflict arise, there is no assurance that they would not attend to other matters prior to those of the Company.

    Our officers also serve as officers of Shanghai Oriental Automotive Parts City Co., Ltd. ("Shanghai Oriental"), which have business objectives similar to us. Our officers owe fiduciary duties to both Shanghai Oriental and us under applicable law. In determining whether a particular business opportunity will be allocated to Shanghai Oriental or us, they consider the respective investment objectives of each and the appropriateness of a particular investment in light of the existing real estate. To the extent that any particular business opportunity is appropriate to more than one of the entities, the business opportunity will be allocated to the entity which has had funds available for the business opportunity for the longest period of time or, if appropriate, the business opportunity may be shared among all or some of the entities.

    Additional conflicts of interest and non-arms length transactions may also arise in the future in the event our current and future officers or directors are is involved in the management of any company with which we transact business. We have adopted a policy that we will not enter into a business combination, or acquire any assets of any kind for our securities, in which our management or any affiliates or associates have any interest, direct or indirect. We have established no other binding guidelines or procedures for resolving potential conflicts of interest. Failure by management to resolve conflicts of interest in favor of us could result in liability of management to the Company.

    Other than described above, there have been no transactions that are required to be disclosed pursuant to Item 404 of Regulation S-B.

DESCRIPTION OF SECURITIES

    The authorized capital stock of the Company consists of 80,000,000 shares of common stock, par value $.1 per share, of which there are 36,000,000 issued and outstanding and 20,000,000 shares of preferred stock, par value $.1 per share, of which none have been designated or issued. The following summarizes the important provisions of our capital stock. For more information about our capital stock, please see the copy of our articles of incorporation and bylaws that have been filed as exhibits to this Form 8-K.

Common Stock

    Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights, which means that the holders of a majority of the outstanding shares of our common stock voting for the election of directors can elect all members of the Board of Directors. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

    Holders of common stock have no preemptive rights to purchase the Company's common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Preferred Stock

     The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, the Company has no plans to issue any preferred stock or adopt any series, preferences or other classification of preferred stock.

    The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of the Company, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or stock exchange rules. The Company has no present plans to issue any preferred stock.

Dividends

    Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination.

Transfer Agent

   We are currently serving as our own transfer agent, and plan to continue to serve in that capacity until such time as management believes it is necessary or appropriate to employ an independent transfer agent in order to facilitate the creation of a public trading market for our securities. There is no assurance that a trading market will ever develop, or if developed, will be sustained.

MARKET FOR REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

 (a) MARKET PRICE. There is no trading market for our common stock at present and there has been no trading market to date. There is no assurance that a trading market will ever develop, or if developed, will be sustained.

 (b) OPTIONS, WARRANTS, ETC. There are no outstanding options or warrants to purchase, nor any securities convertible into, the Company's common shares.

 (c) HOLDERS. There are 115 holders of our common stock. The issued and outstanding shares of our common stock were issued in accordance with the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933, as amended.

 (d) DIVIDENDS. We have not paid any dividends to date, and has no plans to do so in the foreseeable future.


LEGAL PROCEEDINGS

    There is no litigation pending or, to the knowledge of the Company, threatened, to which the property of the Company is subject, or to which the Company may be party, which could have a material adverse affect on the Company.


CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.


RECENT SALES OF UNREGISTERED SECURITIES

    The following sets forth information relating to all previous sales of our common stock, which sales were not registered under the Securities Act of 1933, as amended.

    In connection with inception of Shanghai Oriental in January 2003, the shareholders of Shanghai Oriental made an aggregate of RMB $36,000,000 (approximately US $4,354,505) of capital contribution to Shanghai Oriental. Upon the completion of the Acquisition, a total of 35,900,000 shares of the Company's common stock were issued to fourteen shareholders of Shanghai Oriental in exchange for their capital contribution as described above. The original shareholder of the Company remains 100,000 shares of the Company's common stock.

    The shares were issued in reliance on the exemption from registration contained in Section 4(2) and/or Regulation S of the Securities Act of 1933, as amended. The shares were issued with a restrictive legend, and to a person with knowledge of the Company's financial condition and operations.

    The aforementioned securities were issued under the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended. We believe this exemption is available because this issuance was a transaction not involving a public offering. There was no general solicitation or advertising used to offer our shares; the sole investor had the knowledge and experience in financial and business matters to evaluate the merits and risks of this prospective investment and therefore was either accredited or sufficiently sophisticated to undertake such an investment.

    We have never utilized an underwriter for an offering of our securities, and there were no underwriting discounts or commissions involved. Other than the securities described above, we have not issued or sold any securities.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. The Company's certificate of incorporation and bylaws contain such a provision.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, it is the Opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the such Act and is therefore unenforceable.

    At the present, there is no pending litigation or proceeding involving a director or officer of the Company as to which indemnification is being sought nor are aware of any threatened litigation that may result in claims for indemnification by any officer or director. The Company currently maintains directors and officers liability insurance.


ITEM 5.   OTHER EVENTS

Successor Issuer Election

     Upon effectiveness of the Acquisition, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Oriental China became the successor issuer to Brook Industries Corp. for reporting purposes under the Securities Exchange Act of 1934 and elects to reports under the Act effective April 18, 2003.

ITEM 6.  RESIGNATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

    The President and sole director of Brook Industries Corp. resigned such offices as a result of the Acquisition with Shanghai Oriental. The officers and directors of Shanghai Oriental will continue as the officers and directors of the successor issuer. See "Management" above.


ITEM 7.   FINANCIAL STATEMENTS

     The audited financial statements of Shanghai Oriental for the period from January 28, 2003 (inception) to February 28, 2003 are filed herewith.




                             Grace T. Fan, CPA, LLC
                              D/b/a ATA CPAS GROUP



                             ORIENTAL AUTOMOTIVE PARTS
                            DEVELOPMENT (CHINA) CO., LTD.


                               FINANCIAL STATEMENTS
                     FOR THE PERIOD ENDED FEBRUARY 28, 2003
                   Together With Independent Auditor's Report


                                                              Page No.

INDEPENDENT AUDITOR'S REPORT......................................  30

FINANCIAL STATEMENTS:

   Balance Sheet as of February 28, 2003..........................  31

   Statement of Income for the Period Ended February 28,
      2003........................................................  32

   Statement of Changes in Stockholders' Equity
      For the Period Ended February 28, 2003......................  33

   Statement of Cash Flows for the Period Ended February 28,
     2003.........................................................  34

NOTES TO FINANCIAL STATEMENTS.....................................  35-39

                        INDEPENDENT AUDITOR'S REPORT


To the Stockholders and
Board of Directors of
Oriental Automotive Parts Development (China) Co., Ltd.


    We have audited the accompanying balance sheet of Oriental Automotive Parts Development (China) Co., Ltd. as of February 28, 2003, and the related statements of income, changes in stockholders' equity, and cash flows for the period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Oriental Automotive
Parts Development (China) Co., Ltd. as of February 28, 2003 and the results of its operations and its cash flows for the period then ended in conformity with generally accepted accounting principles in the United States of America.



/s/ Grace T. Fan, CPA, LLC
--------------------------
Grace T. Fan, CPA, LLC

Edison, New Jersey
April 11, 2003

           ORIENTAL AUTOMOTIVE PARTS DEVELOPMENT (CHINA) CO., LTD.

                                 BALANCE SHEET
                               February 28, 2003

                                    ASSETS

CURRENT ASSETS
  Cash..................................................... $  2,019,718
  Loan receivable, current portion.........................       12,096
  Prepaid rent.............................................          773
  Prepaid taxes............................................        6,112
                                                            ------------
    TOTAL CURRENT ASSETS...................................    2,038,678

PROPERTY AND EQUIPMENT
  Building and improvements................................    4,148,243
  Office equipment.........................................        1,657
  Office furniture & fixtures..............................          261
                                                            ------------
    Total property and equipment...........................    4,150,161
    Less: accumulated depreciation and amortization........      (9,525)
                                                            ------------
    NET PROPERTY AND EQUIPMENT.............................    4,140,637

OTHER ASSETS
 Loan receivable, long-term portion........................       24,192
 Investment in real property...............................      338,684
                                                            ------------
    TOTAL OTHER ASSETS.....................................      362,875
                                                            ------------
TOTAL ASSETS...............................................  $ 6,542,211
                                                            ============

                     LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
 Unearned revenue..........................................  $  207,362
 Taxes payable.............................................      29,059
 Note payable - due within one year........................   1,814,377
 Other accounts payable....................................       2,826
 Tenants' security deposits................................      52,012
                                                            -----------
   TOTAL CURRENT LIABILITIES...............................   2,105,636

STOCKHOLDERS' EQUITY
 Capital contribution......................................   4,354,505
 Retained earnings.........................................      82,070
                                                            -----------
   TOTAL STOCKHOLDERS' EQUITY..............................   4,436,575
                                                            -----------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY................. $ 6,542,211
                                                            ===========



     The accompanying notes to financial statements are an integral part of these statements

            ORIENTAL AUTOMOTIVE PARTS DEVELOPMENT (CHINA) CO., LTD.

                             STATEMENT OF INCOME
           For the Period from January 28, 2003 to February 28, 2003



SALES....................................................  $   128,334
 Less: Sales Taxes.......................................       17,624
                                                           -----------
GROSS PROFIT.............................................      110,710

General and administrative expenses......................       22,125
                                                           ------------
INCOME FROM OPERATIONS...................................       88,584

OTHER INCOME (EXPENSES)
  Interest expense.......................................        (472)
                                                           -----------
INCOME BEFORE INCOME TAX PROVISION.......................       88,112
Provision for income taxes...............................        6,043
                                                           -----------
NET INCOME...............................................   $   82,070
                                                           ===========




   The accompanying notes to financial statements are an integral part of these statements

        ORIENTAL AUTOMOTIVE PARTS DEVELOPMENT (CHINA) CO., LTD.

              STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                For the Period Ended February 28, 2003


                                                           Total
                                                        Stockholders'
                     Common Stock    Retained Earnings     Equity
                    ---------------- ----------------- ---------------
Balance,
 January 28, 2003    $      -              -              $        -

Capital Contribution    4,354,505          -                 4,354,505

Net Income                  -           $ 82,070                82,070

Balance,
 February 28, 2003    $ 4,354,505       $ 82,070          $  4,436,575
                      ===========       =========         ============



       The accompanying notes to financial statements are an integral part of these statements

          ORIENTAL AUTOMOTIVE PARTS DEVELOPMENT (CHINA) CO., LTD.

                           STATEMENT OF CASH FLOWS
                    For the Period Ended February 28, 2003

CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income...............................................   $   82,070
Adjustments to reconcile net income to net
 Cash provided by operating activities:
  Depreciation and amortization..........................        9,525
  Change in operating assets and liabilities:
    Prepaid rent.........................................        (773)
    Prepaid taxes........................................      (6,112)
    Unearned Revenue.....................................      207,362
    Taxes payable........................................       29,059
    Other accounts payable...............................        2,826
    Tenants' security deposits...........................       52,012
                                                            ----------
  Net cash provided by operating activities..............      375,968

CASH FLOWS FROM INVESTING ACTIVITIES:
 Loan receivable.........................................     (36,288)
 Purchase of office equipment and furniture..............      (1,918)
 Acquisition of building and improvements................  (4,148,243)
 Investment in real property.............................    (338,684)
                                                           -----------
  Net cash used in investing activities..................  (4,525,132)

CASH FLOWS FROM FINANCING ACTIVITIES:
 Proceed from short-term loan............................   1,814,377
 Capital contribution from shareholders..................   4,354,505
                                                           ----------
  Net cash provided by financing activities..............   6,168,882

Net increase in cash and cash equivalents................   2,019,718

CASH, beginning of period................................           -

CASH, end of period...................................... $ 2,019,718
                                                          ===========



SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Cash paid for income taxes...............................   $   6,042
                                                            =========

Cash paid for interest...................................   $     120
                                                            =========


        The accompanying notes to financial statements are an integral part of these statements

                          ORIENTal AUTOMOTIVE PARTS
                         DEVELOPMENT (CHINA) CO., LTD.

                         Notes to Financial Statements
                              February 28, 2003


(1) DESCRIPTION OF BUSINESS AND RISKS

    (a) General

    Oriental Automotive Parts Development (China) Co., Ltd. (the Company)was incorporated in the People's Republic of China on January 28, 2003 under the name of Shanghai Oriental Automotive Parts Development Co., Ltd. The Company is primarily in the business of acquiring, developing and managing suburban commercial real estate properties in Shanghai, China, and leasing to automobile dealers, specialized retailers of automotive parts and accessories. To lesser extent, the Company also sells new automobiles, auto parts and accessories to individuals and corporate customers as well as engages in business consulting services.

    (b) Risks and Uncertainties

    The Company is a relatively new entity since its incorporation in January 2003. The main source of the Company's revenue is limited to its rental income and consulting services at this stage. The auto sales related business has not been developed to ensure a steady stream of income.

(2) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    (a) Use of Estimates

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

    (b) Property and Equipment

    Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of assets in service. Depreciation expense relating to property and equipment was $9,525 for the period ended February 28, 2003.

    Maintenance and major repair are capitalized and amortized over the anticipated period of benefit.

    (c) Revenue and Expenses

    The Company's financial statements are prepared using the accrual method of accounting. Revenue is recognized in the period in which it is earned and expenses are recognized in the period in which they are incurred.

    The unearned revenue of $207,362 in the balance sheet represents the rental income received but not earned as of February 28, 2003 as rents are collected at the beginning of each quarter.

    (d) Income Taxes

    According to stipulations of local tax authority, the Company is a private-run enterprise. Its income tax is calculated as 1.8% of its sales revenue, of which 1% is business income tax and 0.8% is investor's individual income tax.

    (e) Significant Customers

    Significant customer information is as follows:

                                               % of Total
                                                 Revenues
                                               -----------
     Shanghai Yiyun Logistics Co., Ltd.            43.27%
     Shanghai Yiyang Auto Consulting Ltd.	         13.67%
     Shanghai Orient Management Co., Ltd.	         15.49%
     Shanghai Auto Parts Co., Ltd.                 27.57%

    (f) Fair Value of Financial Instruments

    The current carrying value of the Company's cash, accounts receivable, and notes payable approximates their fair values at February 28, 2003.

(3) RELATED-PARTY TRANSACTIONS

    The Company rents its office space from a related party, Shanghai Orient Auto Parts Co., Ltd. under a three-year lease. The President of the Company also serves as the President of Shanghai Orient Auto Parts Co., Ltd.

(4) LOAN RECEIVABLE

    The Company has a loan receivable from Shanghai Yiyun Logistics Co., LTD. (the Borrower) in the amount of $36,288 of which one third of balance is due annually and the loan will be paid in full in 2005. This is an interest free financing arrangement under the condition of a three-year consulting contract signed between the Company and the Borrower. The Borrower agrees to pay the Company a consulting fee of $42,093 which is payable quarterly starting from January 2003 to December 2005. In addition, the Borrower is a current tenant who occupies the second and third floors of the Company's building.

(5) INVESTMENT IN REAL PROPERTY

    The Company signed a memorandum with Shanghai Mingzhu Logistics Co., Ltd. (Shanghai Mingzhu) to invest total of $423,355 for the development of a commercial rental property located at No. 35 Dingbian Road in Shanghai, China. The initial investment of $338,684 has been made as of February 28, 2003 while the final investment of $84,671 is disbursed in March 2003. According to the agreement, the Company will be a capital investor while Shanghai Mingzhu provides the land and is in charge of operation. The Company and Shanghai Mingzhu will share the net profit at 70%/30% ratio.

(6) SHORT-TERM LOAN FROM BANK

    On February 27, 2003, the Company borrowed a commercial loan of $1,814,377 from Bank of Shanghai, Zhenxin Branch, secured by business property of Shanghai Mingzhu Logistics Co., Ltd. The loan expires on February 26, 2004 and bears a monthly interest of 4.8675%, which is payable quarterly.

(7) TENANTS' SECURITY DEPOSITS

    As of February 28, 2003, the Company received the security deposits from its tenants as follows:

           Tenants                                 Security
     -----------------------------------         -------------
     Shanghai Yinyun Logistics Co., Ltd.          $  24,192
     U-Autoparts (Shanghai) Co., Ltd.                24,192
     Shanghai Yiyang Auto Consultants Co., Ltd.       3,628
                                                 -------------
                              TOTAL               $  52,012

(8) LEASE COMMITMENTS

    The Company leases office space from a related party under a non-cancelable operating lease. The lease agreement commenced in January 2003 and ends December 2005, with mandatory 5% rent increase annually. The following is the future minimum rent expense for the years ending December 31:

    For the Year Ended

         December 31
         -----------
	     2003		      $   9,271
	     2004			    9,735
	     2005			   10,222
                              ----------
	     Total		      $  29,228

    The rent expense for the period ended February 28, 2003 was $1,545.

(9) TAXES PAYABLE

    The total taxes payable is $29,059 for the period ended February 28, 2003 consisting of the following:


	Sales Tax                        $  16,785
	Income Tax	                         6,042
	City Construction Tax                  168
	Stamp Tax	                         5,833
	Investors' Income Tax                  231
                                       ----------
	Total income tax provision	   $	29,059

(10) EMPLOYEE BENEFIT PLAN

     The Company has established its own employee benefit plan in accordance with Chinese law and regulations. The employees may make pre-tax contributions of 14% of their salaries while the Company is contributing 22.5% of the employees' salaries to cover retirement benefits.

(11) SUBSEQUENT EVENT

     On April 8, 2003, Brook Industries Corp., a Delaware corporation, issued 35,900,000 shares of its restricted common stock to acquire all capital stock of the Company. As a result of the acquisition, the Company became
     the controlling shareholder of Brook Industries 	Corp. Following the
     acquisition, the Certificate of Incorporation of Brook Industries Corp. has been amended as follows:

     1) Change name from "Brook Industries Corp." to "Oriental Automotive Parts Development (China) Co., Ltd.".

     20 Increase the total number of shares of stock authorized to issue from 90,000,000 shares, consisting of 80,000,000 shares of Common Stock having a par value of $.0001 per share and 10,000,000 shares of Preferred Stock having a par value of $.0001 per share to 100,000,000 shares, consisting of 80,000,000 shares of Common Stock with par value of $0.1, and 20,000,000 shares of Preferred Stock with par value of $0.1.

 (12) GENERAL AND ADMINISTRATIVE EXPENSES:

      The major components of general and administrative expenses as of February 28, 2003 are as follows:

	Salaries	                            $   5,327
	Office expense                                217
	Depreciation	                          9,525
	Employee Benefit	                            746
	Taxes	                                        536
	Rent	                                      1,545
	Other	                                      4,229
                                                -------
      Total general & administrative expenses $  22,125


ITEM 8.  CHANGE IN FISCAL YEAR

     The Company will change its fiscal year ended from August 31 to December 31.


EXHIBITS

 Exhibit No.                 Description
------------  ------------------------------------------
   2.1        Stock Purchase Agreement
   3.1*       Certificate of Incorporation
   3.2        Certificate of Amendment of Certificate of Incorporation
   3.3*       Bylaws
   23.1       Consent of Independent Certified Public Auditors

*  Previously filed on Form 10-SB dated October 3, 2002.

                                      SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


OXFORD TECHNOLOGIES INC.


By:  /s/ Hong Wei Zhang
--------------------------------------------------
Hongwei Zhang, Chief Executive Officer & President


By:  /s/  Yizhong Wu
---------------------------------------------------
Yizhong Wu, Vice President and Chief Financial Officer


Date:  April 18, 2003